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                                                                  Exhibit 4.1(a)




                               THE DEXTER 401(k)

                                  SAVINGS PLAN

























                    Amended and Restated as of July 1, 1996







Exh. 4.1(a)

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                                    Contents

                                                                         Page


SECTION 1             Definitions.......................................    1

SECTION 2             Eligibility and Participation.....................    8

SECTION 3             Contributions.....................................    9

SECTION 4             Investment of Contributions.......................   19

SECTION 5             Vesting...........................................   21

SECTION 6             Accounts..........................................   24

SECTION 7             Withdrawals During Employment.....................   25

SECTION 8             Distributions on Termination of Employment........   28

SECTION 9             Payment of Benefits...............................   29

SECTION 10            Administration of the Plan........................   33

SECTION 11            Management of the Trust Fund......................   36

SECTION 12            Adoption and Amendment of the Plan................   38

SECTION 13            Discontinuance of the Plan........................   39

SECTION 14            Loans.............................................   41

SECTION 15            Construction of the Plan..........................   44

SECTION 16            Top-Heavy Provisions..............................   44



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                                    FOREWORD


         Effective July 1, 1996, The Dexter Corporation, in accordance with the provisions of The Dexter Aerospace Materials Division Security Plus Savings Plan, The Dexter Electronic Materials Division Security Plus Savings Plan and The Dexter Packaging Products Division Security Plus Savings Plan pertaining to amendments and mergers thereof, hereby merges said plans, which merged plan, as amended and restated, shall be known as The Dexter 401(k) Savings Plan (the "Plan"). Also effective July 1, 1996, the Plan shall accept the transfer of the accounts of Employees of The Dexter Corporation assigned to the Distributor Programs segment of the division formerly known as The Dexter Automotive Materials Division who are participants in The Dexter Automotive Materials Division Security Plus Savings Plan as of June 30, 1996, as listed in Appendix A to this Plan.

         The terms and provisions of the Plan as hereinafter set forth and as it hereinafter may be amended from time to time, establish the rights and obligations with respect to Participants (as hereinafter defined) employed on and after July 1, 1996. The Plan and its related Trust (as hereinafter defined) are intended to comply with the applicable provisions of the Employee Retirement Income Security act of 1974, as amended, and Sections 401(a), 401(k) and 501(a) of the Internal Revenue Code of 1986 as amended.



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                                   SECTION 1

                                  Definitions

         As used herein, the following terms shall have the following respective meanings, unless a different meaning is required by the context:

1.1 "Account" or "Accounts" means a Participant's Pre-Tax Contributions Account, Qualified Non-Elective Contributions Account, Company Matching Contributions Account, Voluntary Contributions Account, Rollover Account and/or Transfer Account as the context requires.

1.2 "Administrator" means the committee appointed by the Company to manage and administer the Plan as provided in Section 10.2.

1.3 "Affiliated Company" means the Company and any other company which is related to the Company as a member of a controlled group of corporations in accordance with Code Section 414(b), under an affiliated service group, in accordance with Section 414(m) or as a trade or business under common control in accordance with Code Section 414(c) and any other entity required to be aggregated with the Company pursuant to Code Section 414(o) and the regulations thereunder. Hours of Service shall also be credited for any individual considered an Employee for purposes of this Plan under Code Sections 414(n) or (o) and the regulations thereunder.

         For the purposes of determining whether a person is an Employee and the period of employment of such person, each such other company shall be included as an Affiliated Company only for such period or periods during which such other company is also a member of a controlled group or under common control. The term Affiliated Company shall also include any other company which the Administrator deems to be an Affiliated Company.

1.4 "Beneficiary" means the beneficiary or beneficiaries designated pursuant to Section 9.4.

1.5      "Board of Directors" means the Board of Directors of the Company.

1.6 "Code" means the Internal Revenue Code of 1986 as amended from time to time. Reference to a specific provision of the Code shall include such provision, any valid regulation or ruling promulgated thereunder and any comparable provision of future law that amends, supplements or supersedes such provision.

1.7 "Company" means The Dexter Corporation and any successor to such corporation by merger, purchase, reorganization or otherwise.


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1.8      "Company Matching Contributions" means those contributions made by the
         Company pursuant to Section 3.4 of the Plan.

1.9 "Company Matching Contributions Account" means the separate account for each Participant which shall reflect his or her share of the Trust Fund attributable to Company Matching Contributions made on his or her behalf.

1.10 "Company Securities" means the common stock, $1 par value, of The Dexter Corporation.

1.11 "Compensation" means an Employee's annual base pay (including Code Sections 401(k) and 125 salary reductions), cash bonuses, profit-sharing payments, executive incentive payments, overtime payments, payments in lieu of vacation, sales incentive payments, and payments of previously deferred compensation. Compensation shall not include income imputed by reason of use of company owned or furnished property, moving expenses and reimbursements, imputed income from life insurance in excess of $50,000, income from the exercise of stock options, income from the expiration of restrictions on restricted stock, any amounts deferred by the employee during the Plan Year under arrangements other than Code Sections 401(k) and 125 arrangements, and overseas cost of living adjustments.

         Compensation in excess of $200,000 (or such higher dollar limit as shall be in effect for such Plan Year in accordance with the adjustment factor prescribed under Section 415(d) of the Code) shall not be recognized for any Plan purposes. The $200,000 limitation also applies to the combined Compensation of a Participant who is a 5% owner or one of the ten highest paid Employees of the Company as defined in Code
         Section 414(q)(6) and any other Participant who is such Participant's Spouse or lineal descendent under the age of 19 at the end of the Plan Year.

         In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Participant taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined ("determination period") beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period and the denominator of which is 12.

         For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the OBRA '93 annual compensation limit set forth in this provision.

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         If Compensation for any prior determination period is taken into account in determining a Participant's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

1.12 "Division" means each of The Dexter Aerospace Materials Division, The Dexter Electronic Materials Division, The Dexter Packaging Products Division and the Distributor Programs segment of the division formerly known as The Dexter Automotive Materials Division of the Company.

1.13     "Effective Date" means July 1, 1996.

1.14 "Eligible Employee" means an Employee of a Division, other than: (a) an Employee who is represented by any collective bargaining agent, or included in any collective bargaining unit, recognized by the Company unless and until such Company and the collective bargaining agent agree that the Plan shall apply to such unit (provided that employee benefits have been the subject of good faith bargaining); or (b) a leased employee as defined in Code Section 414(n)(2).

1.15 "Employee" means a person employed as an Employee by the Company, but excludes a person who is a non-resident alien who does not receive Compensation from any Affiliated Company which constitutes income from sources within the United States.

         The term "Employee" shall include "leased employees" within the meaning of Code Section 414(n)(2) and, for purposes of determining the number or identity of Highly Compensated Employees or for purposes of the pension requirements of Code Section 414(n)(3), the employees of the Company shall include the individuals defined as Employees in this Section. Notwithstanding the previous sentence, if such leased employees constitute less than 20 percent of the non-highly compensated workforce [within the meaning of Code Section 414(n)(5)(C)(ii)] of the Affiliated Company the term "Employee" shall not include those leased employees covered by a plan described in Code Section 414(n)(5).

1.16 "Entry Date" means the first day of any month, and such other days as the Administrator may prescribe.

1.17 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a specific provision of ERISA shall include such provision, any valid regulation or ruling promulgated thereunder and any comparable provision of future law that amends, supplements or supersedes such provision.


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1.18     "Highly Compensated Employee" means an Employee who performs service during the determination year (the Plan Year for which such determination is being made) or during the 12-month period immediately preceding the determination year (the look-back year) and is described in one or more of the following groups:

         (a)      An Employee who is a 5% owner, as defined in Code Section
                  414(q)(3).

         (b) An Employee who receives compensation in excess of $75,000 (indexed in accordance with Code Section 415(d)).

         (c) An Employee who receives compensation in excess of $50,000 (indexed in accordance with Code Section 415(d)) and is member of the "top-paid group".

                  For purposes of (c), the "top-paid group" means the highest paid 20% of Employees, excluding Employees described in Code
                  Section 414(q)(8) and Q&A9(b) of 1.414(q)-1T, ranked on the basis of compensation received during the relevant computation period.

         (d)      An Employee who is an officer, within the meaning of Code
                  Section 416(i), and who receives compensation greater than 50% of the dollar limitation in effect under Code Section 415(b)(1)(A).

                  For purposes of this (d), the number of officers is limited to 50 (or, if lesser, the greater of 3 Employees or 10% of the Employees without regard to any exclusions). If no officer has compensation in excess of 50% of the limit under Code Section 415(b)(1)(A), the highest paid officer is treated as a Highly Compensated Employee.

         For purposes of this Section 1.18, compensation means compensation as defined in Code Section 415(c)(3), plus elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement or tax-sheltered annuity.

         For purposes of this Section 1.18, the term Employee means any Employee of the Company or Affiliated Company which is aggregated with the Company under the provisions of Code Section 414(b), (c), (m), and (o).

         If the Employee meets the definition in clause (b), (c), or (d) in the Plan Year but not the look-back year, the Employee is a Highly Compensated Employee only if he is one of the highest paid 100 Employees for the Plan Year. An Employee who meets the definition of clause (a) in either the Plan Year or look-back year, is a Highly Compensated Employee for the Plan Year.

         Any spouse, lineal descendant or ascendant or spouse of a lineal descendant or ascendant of a Highly Compensated Employee who is a 5% owner or one of the ten Highly Compensated

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         Employees with the greatest compensation for the Plan Year shall be combined with such Highly Compensated Employee and treated as a single Highly Compensated Employee for any nondiscrimination testing.

         The term Highly Compensated Employee also includes a former Employee who separated employment prior to the Plan Year, performs no service during the Plan Year and was a Highly Compensated Employee for the Plan Year in which he separates or any Plan Year which ends after he attains his 55th birthday.

1.19     "Hours of Service"  means:

         (a) Each hour for which an Employee is directly or indirectly paid, or entitled to payment, for the performance of duties as an employee by the Company or an Affiliated Company.

         (b) Each hour for which an Employee is directly or indirectly paid or entitled to payment by the Company or an Affiliated Company for reasons (such as vacation, sickness or disability) other than for the performance of duties, but counting as Hours of Service no more than 501 of such hours during any single continuous period during which no duties are performed.

         (c) Each hour for which back pay, irrespective of mitigation of damages, has been awarded or agreed to by the Company or an Affiliated Company.

         In the event that an Employee is compensated on other than an hourly basis the Employee shall be deemed to have completed 45 Hours of Service for each full week of employment for which such Employee would be credited with at least one (1) Hour of Service. A Participant shall be deemed to have completed 40 Hours of Service for each full week of leave of absence approved by the Company for military service or other purposes.

         The same hours of service shall not be credited both under paragraph
         (a) or (b) as the case may be, and paragraph (c), and each hour credited to an Employee under paragraphs (a), (b), or (c) above shall be so credited in accordance with Section 2530.200b-2(b) and (c) of the U.S. Department of Labor's Regulations, which hereby are incorporated by reference.

         Solely for purposes of determining whether an Employee has incurred a One Year Break in Service, an Employee who is absent from work for maternity or paternity reasons (as defined herein) shall receive credit for the Hours of Service which otherwise would have been credited to such Employee but for such absence, or in any case in which such hours cannot be determined, eight Hours of Service for each day of such absence. For purposes of this Section, an absence from work for maternity or paternity reasons means an absence: (a) by reason of the pregnancy of the Employee; (b) by reason of the birth of the child of the Employee; (c) by reason of the placement of a child with the Employee in connection with

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         the adoption of such child by the Employee; or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement. The total number of hours treated as Hours of Service under this Section by reason of any one such pregnancy or placement shall not exceed 501 Hours. Hours of Service under this Section shall be credited in the first Plan Year in which such crediting is necessary to prevent a One Year Break in Service.

         For purposes of this Section 1.19, in the case of an individual who is absent from work for maternity or paternity reasons, the 12 consecutive month period of severance beginning on the first anniversary of the first date of such absence shall not constitute a break in service.

1.20 "Investment Committee" means the Investment Committee appointed by the Chief Executive Officer of the Company, as provided in Section 10.5.

1.21 "One Year Break in Service" means a Plan Year in which an Employee has not been credited with more than 500 Hours of Service.

1.22 "Participant" means an Employee who is included in the Plan as provided in Section 2 hereof or a former Employee whose Accounts have not been fully distributed.

1.23 "Plan" means The Dexter Corporation 401(k) Savings Plan as herein set forth, or as it may be amended from time to time.

1.24     "Plan Year" means the calendar year.

1.25 "Pre-Tax Contributions" means those contributions to the Plan made by the Company on a Participant's behalf pursuant to an election by the Participant to reduce his or her otherwise payable Compensation, in accordance with the provisions of Section 3.1.

1.26 "Pre-Tax Contributions Account" means the separate account for each Participant which shall reflect his or her share of the Trust Fund attributable to Pre-Tax Contributions made on his or her behalf.

1.27 "Qualified Non-Elective Contributions" means those contributions made by the Company on a Participant's behalf pursuant to Section 3.6(d)(vi).

1.28 "Qualified Non-Elective Contributions Account" means the separate account for each Participant which shall reflect his or her share of the Trust Fund attributable to Qualified Non-Elective Contributions made on his or her behalf.

1.29 "Rollover Account" means the separate account for each Participant which shall reflect his or her share of the Trust Fund attributable to amounts rolled over from another Plan.


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1.30     "Spousal Consent" means written consent by the Participant's Spouse to an election, designation of Beneficiary, or similar action by the Participant, which consent acknowledges the effect of such election, designation or action and is witnessed by a notary public or a Plan representative; or "deemed consent" in which the Administrator or its delegate is satisfied that such consent cannot be obtained because there is no Spouse, because the Spouse cannot be located, or because of other circumstances which may be provided by applicable law.

         Any consent or deemed consent with respect to a Spouse which satisfies these requirements shall be effective only with respect to such Spouse and may not be revoked by such Spouse with respect to the election, designation or other action to which such consent pertains.

1.31 "Spouse" or "Surviving Spouse" means the spouse or surviving spouse of a Participant. To the extent provided under a qualified domestic relations order as defined in Section 414(p) of the Code, the term shall include a former spouse.

1.32 "Transfer Account" means the separate account for each Participant which shall reflect his or her share of the Trust Fund attributable to amounts transferred from another plan of an Affiliated Company.

1.33 "Transaction Date" means the first day of any month (or such other date as the Administrator may prescribe).

1.34 "Trust Agreement" means the agreement entered into between the Company and the Trustee, as provided for in a separate Trust Agreement, as the same may be amended from time to time.

1.35 "Trust Fund" means all the assets at any time held under the Plan by the Trustee as provided for in Section 11.

1.36 "Trustee" means the trustee or trustees selected by the Investment Committee which may at any time be acting as Trustee under the Trust Agreement entered into in connection with the Plan.

1.37 "Valuation Date" means the last day of each calendar month in each Plan Year, and/or such other date(s) as may be prescribed by the Administrator.

1.38 "Voluntary Contributions Account" means the separate account for each Participant which shall reflect his or her share of the Trust Fund attributable to Employee after-tax contributions made under The Dexter Corporation Security Plus Savings Plan or the Hysol Division Security Plus Savings Plan ("Voluntary Contributions") which were subsequently transferred to this Plan.


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1.39     "Year of Vesting Service" means a Plan Year during which an Employee is credited with 1,000 or more Hours of Service. Unless specifically provided in an appendix to this Plan, Year(s) of Vesting Service shall include Hours of Service with a predecessor Employer prior to its acquisition by the Company.


                                   SECTION 2

                         Eligibility and Participation

2.1      Eligibility for Participation

         If an Eligible Employee was a Participant in The Dexter Aerospace Materials Division Security Plus Savings Plan, The Dexter Electronic Materials Division Security Plus Savings Plan or The Dexter Packaging Products Division Security Plus Savings Plan as of June 30, 1996, he or she shall continue to participate in the Plan as of July 1, 1996. In addition, Eligible Employees who were participants in The Dexter Automotive Materials Division Security Plus Savings Plan as of June 30, 1996, shall participate in the Plan as of July 1, 1996.

         Each other Eligible Employee shall become a Participant on the Entry Date following the date he first performs an Hour of Service for the Company. Each person becoming an Eligible Employee who immediately prior thereto was an Employee of an Affiliated Company and a participant in any pension or profit-sharing plan maintained by an Affiliated Company shall be eligible to become a Participant immediately upon becoming an Eligible Employee. Unless specifically provided in an Appendix to this Plan, a period of service shall include employment with a predecessor employer prior to its acquisition by the Company.

2.2      Enrollment in the Plan

         In order to have Pre-Tax Contributions made on his or her behalf under the Plan, a Participant must enroll in the Plan, in accordance with rules determined by the Administrator.

2.3      Effect of Enrollment

         The Participant, by enrolling in the Plan:

         (a)      shall agree to the terms of the Plan;

         (b) may elect to have the cash compensation otherwise payable to him or her by the Company reduced by the amount of the Pre-Tax Contributions designated to be made on his or her behalf to the Plan;


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         (c)      shall direct how contributions made on his or her behalf shall be invested pursuant to Section 4.3; and,

         (d) pursuant to Section 9.4, designate a Beneficiary or Beneficiaries to receive any benefits payable under the Plan subsequent to his or her death. Any such election and/or authorization shall be deemed to be a continuing authorization as to current and succeeding years until changed in accordance with rules determined by the Administrator.

2.4      Termination and Suspension of Participation

         (a) If a Participant who ceases to be an Eligible Employee of the Company continues in the employ of the Affiliated Company his or her participation in the Plan shall be suspended until the resumption of his or her status as an Eligible Employee of the Company but shall not be terminated as long as he or she remains in the employ of the Affiliated Company.

         (b) During the period of such suspension, the period of the Participant's employment referred to in (a) above shall be included in his or her employment with the Affiliated Company for purposes of vesting as set forth in Section 5, but the Participant shall not be entitled to share in any allocation of Company Matching Contributions and shall not be permitted to have Pre-Tax Contributions made on his or her behalf. If during the period of such suspension the Participant's employment with the Affiliated Company terminates, there shall be a distribution of such Participant's Account in accordance with the provisions of Sections 8 and 9.

2.5      Reemployment

         If a Participant ceases to be an Eligible Employee and subsequently becomes such again, he shall be eligible to participate in the Plan as of the date on which he again becomes an Eligible Employee.


                                   SECTION 3

                                 Contributions

3.1      Pre-Tax Contributions

         Subject to any limitations prescribed herein and in Section 3.6, a Participant may elect to have the cash compensation otherwise payable to the Participant by the Company after the effective date of such Participant's election reduced and have the Company, in lieu of paying the full amount of otherwise payable cash compensation, deposit with the Trustee as soon as

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         practicable an amount equal to such reduction for credit to such
         Participant's Pre-Tax Contributions Account. Such reduction will be referred to as the Participant's Pre-Tax Contributions.

         Such election shall be made in accordance with rules determined by the Administrator pursuant to which the Participant's compensation shall be reduced by the amount of Pre-Tax Contributions.

         The Pre-Tax Contributions deposit amounts shall be equal to between 1%
         - 12% in 1% increments (or such other percentage as may be prescribed by the Administrator) of the Participant's Compensation, as shall be agreed upon between the Participant and the Company subject to the limitations in this Section 3.

         The Pre-Tax Contributions amount for a calendar year for a Participant shall not exceed the dollar limitation set forth in Section 402(g) of the Code (or such higher dollar limit as shall be in effect for such year in accordance with the adjustment factor prescribed under Section 415(d) of the Code).

3.2      Election to Change Rate of Pre-Tax Contributions

         Effective as of any Transaction Date, a Participant may elect to change the rate of his or her contributions pursuant to Section 3.1 to any other rate permitted under Section 3.1 (subject to the limitations in Section 3.6). Such election shall be made in accordance with rules determined by the Administrator. The restriction on the frequency of change shall not be applicable if the change is required by the dollar limitation of Section 3.1 or the limitations of Section 3.6 or 3.7.

3.3      Election to Suspend or Resume Contributions

         A Participant may, at any time, elect to suspend all Pre-Tax Contributions made on his or her behalf pursuant to Section 3.1 in accordance with rules determined by the Administrator.

         Contributions pursuant to Section 3.1 may be resumed as of any Transaction Date in accordance with rules determined by the Administrator.

3.4      Company Matching Contributions

         The Company will contribute to the Plan an amount equal to 50% of the actual total Pre-Tax Contributions directed to be made by Participants in the Plan Year, but only to the extent that those Pre-Tax Contributions do not exceed 6% of a Participant's Compensation. Such Company Matching Contributions may be made quarterly or more often during or following a Plan Year, but in all events within such period thereafter as shall be permitted to make such contributions deductible for federal income tax purposes. The Company may make additional

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
         Company Matching Contributions following a Plan Year, such contributions to match pro rata the Pre-Tax Contributions (which do not exceed 6% of a Participant's Compensation) of Participants who either
         (i) were Eligible Employees on the last day of such Plan Year and had elected to make Pre-Tax Contributions for the payroll period in which such last day was included or (ii) had been Eligible Employees and Participants during some earlier portion of the Plan Year, had elected to make Pre-Tax Contributions during such earlier portion and, during the payroll period in which the last day of a Plan Year was included, were employed by an Affiliated Company and participants in any pension or profit-sharing plan maintained by such Affiliated Company.

3.5      Form of Contribution; Restoration of Forfeitures

         Any Company Matching Contributions made by the Company hereunder shall be paid (a) in cash, (b) in Company Securities valued at fair market value at the time the contribution is made, or (c) partly in each as the Company may from time to time determine.

         In addition to any Company contributions under Section 3.4, the Company also shall make such other contributions as may be required to restore amounts pursuant to Section 5.5 which have been forfeited under the circumstances described in Section 5.4(b).

3.6      Pre-Tax Contributions Limitations - Highly Compensated Participants

         Any other provisions of the Plan to the contrary notwithstanding, the Administrator shall take such action as it deems appropriate to limit the amount of Pre-Tax Contributions made on behalf of each Highly Compensated Employee each Plan Year to the extent necessary to ensure that either (a) or (b) is satisfied:

         (a) The "Average Actual Deferral Percentage" (as hereinafter defined) for the group of Highly Compensated Employees is not more than the Average Actual Deferral Percentage for the group consisting of all other Eligible Employees multiplied by 1.25.

         (b) The excess of the Average Actual Deferral Percentage for the group of Highly Compensated Employees over the Average Actual Deferral Percentage for the group consisting of all other Eligible Employees is not more than two percentage points, and the Average Actual Deferral Percentage for the group of Highly Compensated Employees is not more than the Average Actual Deferral Percentage for the group consisting of all other Eligible Employees multiplied by 2.0.

         (c) Such Pre-Tax Contributions shall be taken into account for a Plan Year only if such contributions are attributable to Compensation received by the Participant during the Plan Year or earned during the Plan Year and received within 2 1/2 months of the close of the Plan Year.

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         (d)      For purposes of this Section:

                  (i) The term "Actual Deferral Percentage" means the ratio (expressed as a percentage) of the Pre-Tax Contributions on behalf of a Participant for the Plan Year to the Participant's Compensation as a Participant for the Plan Year. The Actual Deferral Percentage for a Plan Year for an Employee who is eligible to, but does not have Pre-Tax Contributions made on his or her behalf for the Plan Year, is zero.

                  (ii) The term "Average Actual Deferral Percentage" means the arithmetic average (expressed as a percentage) of the Actual Deferral Percentages of all the Participants in the specified groups. The specified groups are the group consisting of all Participants who are Highly Compensated Employees and the group consisting of all other Eligible Employees.

                  (iii) The Actual Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have tax deferred contributions made on his behalf under two or more arrangements described in Section 401(k) of the Code that are maintained by the Company or any other Affiliated Company shall be determined as if such tax deferred contributions were made under a single arrangement.

                  (iv) In determining the Actual Deferral Percentage for a Plan Year for a Participant who is a Highly Compensated Employee, by virtue of being a 5% owner or one of the ten (10) most highly-paid Highly Compensated Employees (as defined in Section 1.18), the Pre-Tax Contributions and Compensation of such Participant shall include the Pre-Tax Contributions and Compensation of any individual who is a "Family Member" (as hereinafter defined) and such Family Members shall be disregarded as separate employees in determining the Actual Deferral Percentage both for Participants who are Highly Compensated Employees and for all other Eligible Employees. A Family Member for this purpose means, with respect to any Employee described in Section 414(q)(6)(A) of the Code, an individual described in Section 414(q)(6)(B) of the Code.

                  (v) If the aggregate amount of the Pre-Tax Contributions actually paid over to the Trustee on behalf of Participants who are Highly Compensated Employees exceeds the maximum amount permitted under the limits described in this Section 3.6 for such Plan Year (determined by reducing the Pre-Tax Contributions on behalf of Highly Compensated Employees in order of the Actual Deferral Percentages beginning with the highest of such percentages to the next highest level of Actual Deferral Percentages, and, if necessary continuing this process until the limits of this
                           Section 3.6 are met), then the amount of such excess (hereinafter referred to as "Excess Contributions"), plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of the succeeding Plan Year, but when possible before the fifteenth (15th) day of the third (3rd) month of that Plan Year to Participants to whose Pre-Tax Contributions Accounts Excess Contributions were allocated for such Plan Year, on the basis of the respective portions of the Excess Contributions attributable to each of such Participants. Any Excess Contributions to be distributed shall be reduced by the Excess Deferrals previously distributed for the applicable year.

                           Allocable income or loss for the Plan Year is determined by multiplying the income or loss for the Plan Year allocable to elective deferrals by a fraction, the numerator of which is the Excess Contributions for the Plan Year and the denominator of which is the account balance attributable to elective deferrals as of the end of the Plan Year, minus the income or plus the loss allocable to such account balance for the year.

                           The allocable income or loss for the period from the last day of the Plan Year to the date of distribution ("gap period") is equal to 10% of the income or loss for the Plan Year times the number of months in the "gap period", counting whole months only and treating distributions made after the first 15 days of the month as occurring on the first day of the next month. Gap period income shall not be allocated to Excess Contributions.

                  (vi) In lieu of distributing Excess Contributions as described in the preceding paragraph, the Company, in its discretion, may make an additional Qualified Non-Elective Contribution, as defined in Section 1.401(k)-1(g)(13) of the Income Tax Regulations to the Account of each Participant who is not a Highly Compensated Employee, in such amount as is necessary to satisfy the Average Actual Deferral Percentage tests described in paragraphs (a) and (b) above.

                           A Qualified Non-Elective Contribution may be treated as a Pre-Tax Contribution provided that such contribution is fully vested when made and subject to the same distribution restrictions that apply to Pre-Tax Contributions under the Plan without regard to whether such contribution is actually taken into account as a Pre-Tax Contribution. In addition, such Qualified Non-Elective Contribution must also meet the conditions described in Section 1.401(k)-1(b)(5) of the Income Tax Regulations.

         (e) In determining whether a plan satisfies Section 3.6(a) or 3.6(b), all Pre-Tax Contributions that are made under two or more plans that are required to be aggregated for purposes of Code Section 401(a)(4) or 410(b) (other than Code

                  Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan, and if two or more plans are permissively aggregated for purposes of Code Section 401(k), such aggregated plans must satisfy Code Sections 401(a)(4) and 410 as though they were a single plan.

3.7      Additional Limitations

         The following provisions shall apply to Company Matching Contributions and Voluntary Contributions, hereinafter referred to as 401(m) Contributions.

         Any other provision of the Plan to the contrary notwithstanding, the Administrator shall take such action as it deems appropriate to limit the amount of 401(m) Contributions made on behalf of each Highly Compensated Employee each Plan Year to the extent necessary to insure that either (a) or (b) is satisfied:

         (a) The "Average Contribution Percentage" (as hereinafter defined) for the group of Highly Compensated Employees is not more than the Average Contribution Percentage of all other Eligible Employees multiplied by 1.25.

         (b) The excess of the Average Contribution Percentage for the group of Highly Compensated Employees over that of all other Eligible Employees is not more than two percentage points, and the Average Contribution Percentage for the group of Highly Compensated Employees is not more than the Average Contribution Percentage of all other Eligible Employees multiplied by 2.0.

         (c) In addition, for each Plan Year the Plan must also meet the test for the multiple use of the alternative limitation as set forth in Section 1.401(m)-2(b) of the Income Tax Regulations. In the event the multiple use test is not met, the Company shall return Company Matching Contributions to all Highly Compensated Employees.

         (d)      For purposes of this Section:

                  (i) The term "Contribution Percentage" means the ratio (expressed as a percentage) of the 401(m) contributions (plus any Pre-Tax Contributions that were not required to be taken into account for purposes of passing the tests set forth in Section 3.6) made on behalf of the Participant for the Plan Year to the Participant's Compensation as a Participant for the Plan Year.

                  (ii) The term "Average Contribution Percentage" means the arithmetic average (expressed as a percentage) of the Contribution Percentages for all the Participants in the specified groups.

                           The specified groups are the group consisting of all Participants who are Highly Compensated Employees and the group consisting of all other Eligible Employees.

                  (iii) The Contribution Percentage for a Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to make Participant contributions, or to have matching employer contributions (within the meaning of Section 401(m)(4)(A) of the Code) made on his behalf under two or more plans described in
                           Section 401(a) of the Code, or arrangements described in Section 401(m) of the Code, that are maintained by the Employer or the Affiliated Company shall be determined as if the total of such Participant contributions and matching contributions were made under this Plan.

                  (iv) In determining the Contribution Percentage of a Participant who is a Highly Compensated Employee, the 401(m) Contributions and Compensation of such Participant shall include 401(m) Contributions made on behalf of, and the Compensation of, any individual who is a Family Member (as that term is defined in Section 3.6 of the Plan) and Family Members shall be disregarded as separate employees in determining the Contribution Percentage both for Participants who are Highly Compensated Employees and for all other Eligible Employees.

                  (v) If for any Plan Year the amount of 401(m) Contributions for the Plan Year made on behalf of Participants who are Highly Compensated Employees exceeds the maximum amount permitted under the limits of this Section 3.7 (determined by reducing contributions on behalf of Highly Compensated Employees in order of Contribution Percentages beginning with the highest of such percentages to the next level of Contribution Percentages and, if necessary continuing this process until the limits of this Section 3.7 are met), then the amount of such excess (hereinafter referred to as "Excess Aggregate Contributions"), plus any income or minus any loss allocable thereto, shall be forfeited to the extent not vested or, if vested, distributed no later than the last day of the succeeding Plan Year, but when possible before the fifteenth (15th) day of the third
                           (3rd) month of that Plan Year, to the Participants on whose behalf such Excess Aggregate Contributions were made.

                           The amount of Excess Aggregate Contributions to be distributed to each such Participant (or forfeited by the Participant to the extent the portion of Excess Aggregate Contributions represents 401(m) Contributions which are not vested) shall be determined on the basis of the portion, if any, of the Excess Aggregate Contributions attributable to each of such Participants. Distribution (or forfeiture) of the portion of Excess Aggregate Contributions allocable to a Participant shall be made from the Participant's Company Matching Contributions Account and the Participant's Voluntary Contributions Account as appropriate.

                           Allocable income or loss for the Plan Year is determined by multiplying the income or loss for the Plan Year allocable to Company Matching Contributions by a fraction, the numerator of which is the Excess Aggregate Contributions for the Plan Year and the denominator of which is the account balance attributable to Company Matching Contributions as of the end of the Plan Year, minus the income or plus the loss allocable to such account.

                           The allocable income or loss for the period from the last day of the Plan Year to the date of distribution ("gap period") is equal to 10% of the income or loss for the Plan Year times the number of months in the "gap period", counting whole months only and treating distributions made after the first 15 days of the month as occurring on the first day of the next month. Gap period income shall not be allocated to Excess Aggregate Contributions.

                  (vi) Notwithstanding any distributions or forfeitures pursuant to the foregoing provisions, Excess Aggregate Contribution shall be treated as Annual Additions for purposes of Section 3.9. Determination of Excess Aggregate Contributions pursuant to this
                           Section 3.7 shall be made only after first determining any excess elective deferrals pursuant to
                           Section 3.8 and then determining any Excess
                           Contributions pursuant to Section 3.6. Distributions pursuant to this Section 3.7 shall be made proportionately from the investment funds with respect to the Participant's Account or Accounts from which distribution is made.

         (e) In determining whether a plan satisfies Sections 3.7(a) or 3.7(b) or 3.7(c), all 401(m) Contributions that are made under two or more plans that are required to be aggregated for purposes of Code Sections 401(a)(4) or 410(b) (other than Code
                  Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan, and if two or more plans are permissively aggregated for purposes of Code Section 401(m), such aggregated plans must satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan.

3.8      Excess Elective Deferrals

         If a Participant who had Pre-Tax Contributions made on his or her behalf for a calendar year notifies the Administrator, in accordance with rules determined by the Administrator, that he or she has elective deferrals within the meaning of Section 402(g) of the Code for the calendar year in excess of the dollar limitation on elective deferrals in effect for such calendar year, and specifying the amount of such excess the Participant claims as allocable to this Plan, the amount of such excess, adjusted for income or loss attributable to such excess elective deferral, shall be distributed to the Participant by April 15 of the year following the year of the excess elective deferral.

         Allocable income or loss for the taxable year is determined by multiplying the income or loss for the taxable year allocable to elective deferrals by a fraction, the numerator of which is the excess elective deferral for the taxable year and the denominator of which is the account balance attributable to elective deferrals as of the end of the taxable year, minus the income or plus the loss allocable to such account balance for the year.

         The allocable income or loss for the period from the last day of the taxable year to the date of distribution ("gap period") is equal to ten percent (10%) of the income or loss for the taxable year times the number of months in the "gap period" counting whole months only and treating distributions made after the first 15 days of the month as occurring on the first day of the next month. Gap period income shall not be allocated to Excess Elective Deferrals.

3.9      Contribution Limitations - Code Section 415

         (a) Notwithstanding any provision of the Plan to the contrary, in no event in any Limitation Year which is the Plan Year shall the "Annual Addition" (as hereinafter defined) on behalf of any Participant exceed the lesser of:

                  (i) 25% of the Participant's compensation for the Plan Year. Compensation shall mean wages as defined in Code Section 3401(a) for purposes of income tax withholding at the source but determined without regard to any rules that limit remuneration included in wages based on the nature, or location of the employment or the service performed; or

                  (ii) The greater of $30,000 or one-fourth of the defined benefit dollar limitation set forth in Code Section 415(b)(1)(A) as in effect for that Plan Year.

         (b) "Annual Addition" means the sum for any calendar year of (i) Company contributions (including Pre-Tax Contributions and Company Matching Contributions under this Plan) to defined contribution plans (combining, for this purpose, all defined contribution plans of the Affiliated Company (as modified by Section 415(h) of the Code)), (ii) forfeitures under all such plans, (iii) the amount of a participant's employee contributions under such plans, (iv) amounts allocated after March 31, 1984 to an individual medical account as defined by Code Section 415(l)(2) and (v) post-1985 contributions attributable to post-retirement medical benefits allocated to Key Employees under a welfare plan as defined by Code Section 419(e). However, annual additions under (iv) and (v) are only taken into account for purposes of the dollar limitation described in Section 3.9(a)(ii).

                  The employee contributions described in clause (iii) of the preceding sentence shall be determined without regard to the repayment of any prior distributions made upon the exercise of any buy-back rights.

         (c) If the limitations applicable to any Participant in accordance with this Section 3.9 are exceeded, the following steps will be taken to dispose of the excess amounts:

                  (i) Any nondeductible voluntary contributions and pre-tax elective deferrals under Code Section 401(k), in that order, for such Limitation Year shall be returned to the Participant.

                  (ii) If after the application of (i) an excess amount still exists and the Plan covers the Participant at the end of the Limitation Year, the excess amount will be used to reduce future Company contributions (including any allocation of forfeitures) under the Plan for the next Limitation Year and for each succeeding Limitation Year as necessary, for the Participant.

                  (iii) If after the application of (i), an excess amount still exists and the Plan does not cover the Participant at the end of the Limitation Year, the excess amount will be held unallocated in a suspense account which will be applied to reduce Company contributions (including allocation of forfeitures) for all remaining Participants in the next Limitation Year, and in each succeeding Limitation Year, if necessary.

         (d) If a Participant in this Plan is a Participant in any tax-qualified defined benefit plan maintained by the Company or an Affiliated Company, the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction as described in Code Section 415(e) may not exceed 1.0 in any limitation year.

                  This limitation shall be complied with by limiting the amount of pension payable to such Participant under such defined benefit plan without adjustment to the limitation applicable to such Participant under this Plan.

3.10     Participants' Voluntary Contributions

         No additional Voluntary Contributions may be made under the Plan. All such Voluntary Contributions will remain in the Plan and continue to share in investment gains and losses.

3.11     Return of Contributions

         Notwithstanding any provision of the Plan to the contrary, a contribution made to the Plan by the Company shall be returned to it if:

         (a) the contribution is made by reason of mistake of fact (for example, incorrect information as to eligibility or Compensation of an Employee, or a mathematical error);

         (b) the contribution is not deductible under Section 404 of the Code; or

         (c) the Plan is not initially qualified under Section 401(a) of the Code;

         provided such return of contribution is made within one year of the mistaken payment of the contribution or the disallowance of the deduction, or the failure of the Plan to qualify, as the case may be.

         In any event, the amount which may be returned shall never be greater than an amount equal to the excess of (i) the amount contributed over
         (ii) the amount that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. Earnings attributable to the excess contribution may not be returned to the Company, but losses attributable thereto shall reduce the amount to be returned. If the withdrawal of the amount attributable to the mistaken contribution would cause the balance of the individual account of any Participant to be reduced to less than the balance which would have been in the account had the mistaken amount not been contributed, then the amount to be returned to the Company shall be limited so as to avoid such reduction.


                                   SECTION 4

                          Investment of Contributions

4.1      Investment Options

         Each Participant may choose to invest amounts credited to his Account(s), in such funds that the Administrator may establish from time to time.

         Any portion of an investment fund may, pending its permanent investment or distribution, be invested in short term securities issued or guaranteed by the United States of America or any agency or instrumentality thereof or any other investments of a short term nature, including, but not limited to, corporate obligations or participations therein, even though the same may not be legal investments for Trustees under the laws applicable hereto. Any portion of an investment fund may be maintained in cash.

4.2      Allocation of Contributions Among Investment Options

         Contributions and rollover and/or transfer amounts made on a Participant's behalf shall be invested as elected by the Participant pursuant to this Section 4.2, or as subsequently changed in accordance with Section 4.3, in one or more of the investment funds established by the Administrator, in multiples of 1%. Such elections will be made in accordance with rules determined by the Administrator. In the event a Participant election is not made or is incomplete, unclear or inconsistent, the Administrator shall invest such Participant's Accounts in the fund that the Administrator determines best protects principal.

         Accounts shall be established for each Participant under each fund to which such contributions have been allocated and each such Account will bear the expenses attributable to the investment thereof.

4.3      Changing Investment Elections; Reallocation Among Investment Funds

         Effective as of the first day of any month, a Participant may change his or her investment options, subject to the limitations set forth in
         Section 4.2, with respect to the value of his or her existing accounts, in accordance with rules determined by the Administrator.

         Effective as of the first day of any month, a Participant may change his or her investment options with respect to future contributions in accordance with rules determined by the Administrator.

4.4      Investment of Fund Earnings

         Dividends, interest and other distributions received by the Trustee in respect of any investment fund shall be reinvested in the same investment fund.

4.5      Investment of Contributions in Company Securities

         Notwithstanding the other provisions of this Section 4, a Participant may direct at the times permitted by Sections 4.1, 4.2 and 4.3 that all or a portion of the contributions and rollover and/or transfer amounts on a Participant's behalf shall be invested in Company Securities. Purchases of Company Securities may be made from shareholders or directly from the issuer of such Company Securities. Investment in Company Securities may result from Company Matching Contributions being
         made in the form of Company Securities.   To the extent that Company
         Matching Contributions are not invested in Company Securities, they shall be invested as directed by the Participant pursuant to the provisions of this Section 4. All purchases of Company Securities shall be made at prices which do not exceed the fair market value of such Company Securities as of the date of the purchase, or, if applicable, such other date as may be required by law.

                                   SECTION 5

                                    Vesting

5.1      Vesting in Participant Contributions

         A Participant shall always be 100% vested in the value of his or her Pre-Tax Contributions Account, Qualified Non-Elective Contributions Account, Voluntary Contributions Account, Rollover Account and Transfer Account.

5.2      Vesting in Company Matching Contributions Account

         (a) The interest of the Participant in his or her Company Matching Contributions Account shall become vested on the basis of such Participant's Years of Participation according to the following schedule:

               Years of Participation                 Vested Percentage
               ----------------------                 -----------------
                         1                                    25%
                         2                                    50%
                         3                                   100%

                  A Year of Participation equals four quarters (4/4) of a Participation Year. One-quarter (1/4) of a Participation Year is a calendar quarter of the Plan Year with respect to which the Company shall have made a Pre-Tax Contribution for such Participant. A Participant who is precluded from making Pre-Tax Contributions for the remainder of the Plan Year because of the limitation on elective deferrals under Code
                  Section 402(g) nevertheless shall be credited with quarters of a Participation Year for the remaining portion of the Plan Year during which such Participant was precluded from making such Pre-Tax Contributions.

         (b) If the interest of the Participant in the Company Matching Contributions Account has not become fully vested under
                  Section 5.2(a), the Account will become fully vested upon the first to occur of the following events:

                  (i) The Participant attaining age sixty-five (65) while employed by the Company or an Affiliated Company;

                  (ii) Death of a Participant while employed by the Company or an Affiliated Company;

                  (iii) Termination of a Participant's employment due to Disability, as defined in Section 7.7, while employed by the Company or an Affiliated Company;

                  (iv)     Completion of five (5) Years of Vesting Service; or

                  (v) Discontinuance of contributions by the Company or the termination of the Plan as provided in Section 13 hereof.

5.3      Years of Vesting Service - Computation

         In computing Years of Vesting Service for purposes of determining vesting under Section 5.2(b)(iv), Years of Vesting Service shall include all Years of Vesting Service as an Employee of an Affiliated Company whether or not as an Eligible Employee, as defined herein, other than Years of Vesting Service accruing before January 1, 1986. Unless specifically provided in an Appendix to this Plan, Years of Vesting Service shall be credited for employment with a predecessor employer prior to its acquisition by the Company, but not earlier than January 1, 1986.

         If a Participant shall have a One Year Break in Service, Years of Vesting Service prior to the One Year Break in Service shall not be taken into account until the Participant has completed one (1) Year of Vesting Service after the One Year Break in Service, subject, however, to the further limitations of this Section. If a Participant shall incur five (5) or more consecutive One Year Breaks in Service, Years of Vesting Service prior thereto shall be taken into account upon returning to service only if the Participant was at least partially vested in his or her Company Matching Contributions Account at the time of separation from service.

         If a Participant shall incur five (5) or more consecutive One Year Breaks in Service, Years of Vesting Service thereafter shall be disregarded in computing the percentage of the Account vested prior thereto.

         Separate Accounts will be maintained for the Participant's pre-break and post-break portions, both of which will share in the earnings and losses of the relevant investment funds.

5.4      Occurrence of Forfeiture

         A Participant who is not 100% vested in his or her Account shall incur a forfeiture upon the earlier of:

         (a) the last day of the Plan Year in which the Participant first incurs five (5) consecutive One Year Breaks in Service; or

         (b) the date the Participant receives a cash-out distribution of his or her vested interest in the Account on account of separation from service. A Participant who is zero percent (0%) vested in his or her Company Matching Contributions Account is deemed to receive a cash-out distribution upon separation from service.

5.5      Buy Back Provision

         If a Participant who incurs a forfeiture pursuant to 5.4(b) is reemployed as an Eligible Employee and Participant before incurring five (5) consecutive One Year Breaks in Service, such Participant's Account will be restored to the full amount on the date of the distribution if the Participant repays to the Plan the full amount of the distribution before the earlier of (1) the 5th anniversary of the Participant's reemployment date or (2) the incurrence of five (5) consecutive One Year Breaks in Service. A Participant's Account will be restored from (1) forfeitures, (2) Fund income and (3) Company contributions, in that order.

5.6      Application of Forfeitures

         To the extent that the Plan's administrative expenses are not paid by the Company, forfeitures shall be used first to pay for the cost of such administrative expenses and second to reduce Company contributions for the Plan Year in which such forfeiture occurs.

5.7      Special Rule Where Distribution Made Before Occurrence of Forfeiture

         In the event that a Participant receives a distribution prior to the occurrence of a forfeiture pursuant to Section 5.4 at a time when he or she is partially but not fully vested and circumstances may permit a Participant to increase the vested portion of the Account, the portion of the Participant's Account which is not distributed, including any part which is not then vested, shall be maintained in a separate suspense account and the Participant's interest in such separate suspense account shall at any relevant time be determined in accordance with the following formula:

                  X = P (AB + (R x D)) - (R x D) where

                  X is vested interest at relevant time

                  P is vested percentage at relevant time

                  AB is account balance at relevant time

                  D is amount of the distribution

                  R is the ratio of the account balance at relevant time over account balance at distribution

         The unvested part of such separate suspense account shall nevertheless be forfeited in accordance with Section 5.4.

                                   SECTION 6

                                    Accounts

6.1      Separate Accounts to Reflect Contributions

         The Administrator shall maintain a separate Pre-Tax Contributions Account, Qualified Non-Elective Contributions Account, Company Matching Contributions Account, Voluntary Contributions Account, Rollover Account and Transfer Account (if required) if applicable, for each Participant which shall reflect the portion of the Participant's interest in the Trust Fund which is attributable to his or her Pre-Tax Contributions, Qualified Non-Elective Contributions, Company Matching Contributions, Voluntary Contributions, Rollover Contributions and amounts transferred from another plan to the Trust Fund on his or her behalf.

6.2      Separate Accounts in Investment Funds

         The Administrator shall maintain Accounts for each Participant in each investment fund in which such Participant has had contributions made on his or her behalf. Such Accounts shall reflect the portion of the Participant's interest in the Trust Fund which is attributable to such contributions.

6.3      Valuation of Accounts

         As of each Valuation Date, the Administrator shall value Trust Fund assets at their fair market value and shall adjust the Accounts of each Participant to reflect contributions, withdrawals, distributions, income earned or accrued, expenses payable from the Trust Fund not otherwise paid by the Company and any increase or decrease in the value of Trust Fund assets since the preceding Valuation Date. Income earned or accrued, expenses payable from the Trust Fund and any increase or decrease in the value of Trust Fund assets since the preceding Valuation Date shall be proportionately credited based on the balances as of the preceding Valuation Date of each Participant's Account.

6.4      Statements to Participants

         At least once each Plan Year, the Administrator shall furnish each Participant with a written statement of his or her Account.

6.5      Participant Transfer Account

         (a) A fully vested Participant who transfers from a Division to another entity (which is not another Division) within an Affiliated Company may elect to transfer his or her accounts from the Plan to the extent that such other entity maintains a defined contribution plan that accepts such transfers.

         (b) With the consent of the Company, a fully vested Participant who transfers to the Division from another entity (which is not another Division) may elect to transfer his or her accounts from a defined contribution plan that has been maintained or contributed to by the other entity. A separate account will be established to accept such transfers.

         (c) Any transfer made pursuant to this Section must satisfy the requirements of the "elective transfer" provisions of Q&A 3
                  (b) of Section 1.411(d)(4) of the Income Tax Regulations concerning Code Section 411(d)(6) protected benefits.

6.6      Rollover Account

         An individual who becomes an Eligible Employee may elect to rollover a distribution of his vested account balance from another qualified plan into the Plan, provided however, such distribution constitutes an eligible rollover distribution as described under Code Section 402(f)(2)(A). A separate Rollover Account will be established in the Plan to accept such rollovers.


                                   SECTION 7

                         Withdrawals During Employment

7.1      Hardship Withdrawals

         (a) A Participant who has not attained 59-1/2 may, by reason of Hardship but only with the approval of the Administrator, withdraw part or all of the value of his Pre-Tax Contributions Account as of December 31, 1988, plus any Pre-Tax Contributions made after that date. Any income credited to the Participant's Pre-Tax Contribution Account after December 31, 1988, is not available for a Hardship withdrawal. Requests for withdrawals shall be made in accordance with rules determined by the Administrator. The request shall specify the amount of withdrawal requested and shall include evidence documenting the Hardship, if applicable.

                  For purposes of this Section 7.1, "Hardship" means a circumstance resulting from an immediate and heavy financial need of a Participant attributable to the following:

                  (i) Expenses for medical care described in Code Section 213(d) previously incurred by the Participant, his or her spouse or dependents as defined in Code Section 152 or expenses necessary for these persons to obtain medical care.

                  (ii) Costs directly related to the purchase of a Participant's principal residence, excluding mortgage payments.

                  (iii) Payments necessary to prevent eviction of the Participant from his or her principal residence or foreclosure on the mortgage on that residence.

                  (iv) Payments of tuition and related educational fees for the next 12-months of post-secondary education of the Participant, his or her spouse or dependents as defined in Code Section 152.

                  (v) Funeral expenses for a member of the Participant's family.

                  In addition to the above "safe harbors," the Administrator may determine other circumstances to be a "Hardship" provided such determination is performed on a reasonable and nondiscriminatory basis.

         (b) No distribution shall be made on account of hardship unless the Administrator, based upon the Participant's written representation and such other facts as are known to the Administrator, determines that such amount is not reasonably available to the Participant from any other resources of the Participant. Such written representation shall indicate that the need for the hardship withdrawal cannot be relieved by any of the following:

                  (i) reimbursement or compensation by insurance or otherwise;

                  (ii) reasonable liquidation of assets (including, for this purpose, assets of the Participant's spouse and minor children that are reasonably available to the Participant) to the extent such liquidation would not itself cause an immediate and heavy financial need;

                  (iii)    cessation of Pre-Tax Contributions under the Plan; or

                  (iv) other withdrawals or nontaxable (at the time of the loan) loans from this Plan or from other plans maintained by an Affiliated Company or by any other employer, or by borrowing from commercial sources on reasonable commercial terms.

         (c)      Upon approval by the Administrator of a Hardship withdrawal,
                  (i) a Participant will be suspended from making Pre-Tax Contributions to this Plan and pre-tax contributions to any other plan of an Affiliated Company (collectively, "Affiliated Pre-Tax Contributions") until the first day of the month following twelve (12) months from the withdrawal date, and
                  (ii) the Participant's Affiliated Pre-Tax Contributions for the next taxable year of the Participant shall be limited to the applicable limit under Section 402(g) of the Code for such taxable year minus Affiliated Pre-Tax Contributions for the year of the Hardship withdrawal.

         (d) A Participant may not replace any amounts voluntarily withdrawn hereunder.

7.2      Source of Withdrawal

         Any withdrawals pursuant to this Section 7 shall be taken proportionately from each investment fund in which the Participant's Pre-Tax Contributions Accounts are invested. However, in no event may a "Hardship" withdrawal be made from earnings on post-1988 Pre-Tax Contributions or from any other contributions used to meet the discrimination test as set forth in Section 3.6.

7.3      Payment of Withdrawn Amounts

         Amounts withdrawn pursuant to Section 7 shall be paid to a Participant in a lump sum in cash as soon as practicable after the Administrator makes its determination based on the Participant's Account balance as of the valuation date coincident with or immediately preceding the date of payment.

7.4      Qualified Domestic Relations Withdrawals and Distributions

         Notwithstanding any limitations and restrictions on withdrawals and distributions under this Plan with respect to Participants, payment may be made to an "alternate payee" prior to the Participant's separation from service or attainment of "earliest retirement age," but only if such payment is directed by the terms of a "qualified domestic relations order," as those terms are defined in Section 414(p) of the Code. The respective Accounts of any Participant subject to such an order shall be adjusted in accordance with procedures established by the Administrator in accordance with applicable law, regulations and rules to reflect payments made pursuant to the qualified domestic relations order.

7.5      Withdrawal Upon Attainment of Age 59 1/2

         A Participant upon the attainment of age 59 1/2 may request to withdraw all or a portion of his or her Pre-Tax Contributions Account in accordance with rules determined by the Administrator. Distributions will be made as soon as administratively possible following receipt of such request.

7.6      Withdrawal of Participant's Voluntary Contributions

         A Participant may apply to the Administrator for permission to withdraw part or all of the Participant's Voluntary Contributions as of the Valuation Date next following such application. Such application shall be made in accordance with rules determined by the Administrator, and if such application is granted, distribution shall be made as soon thereafter as practicable. If the application is limited to the Participant's Voluntary Contributions, the application shall be granted as a matter of right.

7.7      Withdrawal as a Result of a Disability

         A Participant may elect to withdraw all or any portion of the balance in his Pre-Tax Contributions Account, provided the Company has made a determination that such Participant is Disabled. A Participant will be deemed to be Disabled when he has incurred a condition which the Company in its sole discretion determines has incapacitated the Participant from satisfactorily performing his usual services for the Company during the foreseeable future. Such determination shall be made by the Company as soon as practicable. After receipt of the application, the Company shall have the right to change the Valuation Date chosen where it is impracticable to make such determination in time to complete distribution by such Valuation Date.


                                   SECTION 8

                   Distributions on Termination of Employment

8.1      General

         When a Participant ceases to be employed by the Company or any Affiliated Company for any reason, the total value of such Participant's vested Account shall be distributed to him or her or, if distribution is being made by reason of death, to his or her Beneficiary. Such distribution shall be made in accordance with the provisions of Section 9. Any portion of a Participant's Company Matching Contributions Account in which he or she does not have a vested interest in accordance with Section 5 at the time of such payment shall be forfeited, and shall be applied as provided in Section 5.6.

8.2      Valuation

         The value of a Participant's vested Account for purposes of Section 8.1 shall be based on the value as of the Valuation Date coincident with or next following the date of such termination of employment or such other Valuation Date as may be required by law. Notwithstanding the preceding sentence, if the Participant (or in the case of the Participant's death, his or her Beneficiary) fails to make a claim for benefits in accordance with rules determined by the

         Administrator prior to such Valuation Date, the Administrator, in its sole discretion, may value Accounts for purposes of Section 8.1 as of any subsequent Valuation Date, provided that such Valuation Date is not later than the earlier of (a) the Valuation Date coincident with or next following its receipt from the Participant (or in the case of the Participant's death, his or her Beneficiary) of such claim for benefits, or (b) the Valuation Date coincident with or next following the Participant's 65th birthday.

         In the event that a portion of a Participant's Account is invested in Company Securities and the Participant elects a cash distribution, the date that the Company Securities are liquidated will be used to determine the cash value of the Securities.

8.3      Continued Investment of Participant's Account

         When a person ceases to be a Participant, his or her Account shall not be immediately segregated, but shall continue to be fully invested until such time the Account is distributed.


                                   SECTION 9

                              Payment of Benefits

9.1      Application of Section

         All amounts distributed pursuant to Section 8 shall be paid to the Participant or his or her Beneficiary, as the case may be in accordance with the provisions of this Section 9.

9.2      Form of Payment

         A Participant's vested interest in his Account shall be distributed as herein provided if he ceases to be employed by the Company or any Affiliated Company other than by reason of his death. To the extent that the Participant's Account is invested in Company Securities at such time, the Participant may request that the lump sum payment be made as follows:

         (a) in whole units of Company Securities eligible for distribution pursuant to applicable law, with the value of any fractional units to be in cash,

         (b)      in cash, or

         (c)      in some combination of Company Securities and cash.

         Notwithstanding the foregoing, if the vested value of the Participant's Account exceeds $3,500, payment shall be made as prescribed in this
         Section 9.2 prior to the Participant's 65th birthday only if the Participant so elects. If the Participant does not complete or sign the election form within 3 months of his or her date of termination (or within such other period as the Administrator may prescribe), the Participant's Accounts shall be retained and administered under the Plan until the Valuation Date coincident with or next following the Participant's 65th birthday (or earlier death or disability), and distributed as soon thereafter as practicable.

         For so long as such Accounts continue to be maintained under the Plan, and except as otherwise may be prescribed by the Administrator, the Participant will not be permitted any withdrawals under Section 7. The Administrator may establish and change from time to time rules and restrictions applicable to the administration of any Accounts held in respect of a Participant who has not consented to distribution prior to his or her 65th birthday.

         If the vested value of the Participant's Account is not greater than $3,500, the Participant will receive a distribution of the value of the vested portion of his or her accounts in accordance with this Section 9.2.

9.3      Commencement of Payments

         All distributions pursuant to Section 8 to or on behalf of a Participant shall be made no later than 60 days after the end of the latest of the Plan Years in which occurs: (a) the Participant's attainment of age 65, or (b) the Participant's termination of employment.

9.4      Designation of Beneficiary

         (a) Subject to paragraph (b) below, a Participant may file with the Company a written designation of Beneficiary or Beneficiaries with respect to all or part of the assets in the Accounts of the Participant. Upon the death of a Participant, the assets in his or her Accounts with respect to which such a designation is valid and enforceable shall be distributed in accordance with the Plan to the Beneficiary or Beneficiaries designated and in any event not later than the last day of the calendar year of the fifth anniversary of the Participant's death. Assets in the accounts of the Participant not affected by such written designation shall be distributed in accordance with the Plan to the Participant's Spouse or if unmarried to such Participant's estate.

         (b) The Participant's Surviving Spouse shall be the Beneficiary entitled to receive all benefits payable on the death of the Participant unless the Participant, with Spousal Consent, designates another Beneficiary. A Participant may change his or her Beneficiary or Beneficiaries from time to time in accordance with rules determined by the Administrator without the consent of any previously designated Beneficiary or Beneficiaries, and Spousal Consent shall be required for any such change unless the original Spousal Consent with respect to the designation of a Beneficiary expressly permitted designation by the Participant without any further requirement of Spousal Consent.

9.5      Restriction Against Assignment

         It is a condition of the Plan, and all rights of each Participant and Beneficiary shall be subject thereto, that, with the exception of payments pursuant to a qualified domestic relations order within the meaning of Section 414(p) of the Code, no right or interest of any Participant or Beneficiary in the Plan and no benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any action by way of anticipating, alienating, selling, transferring, assigning, pledging, encumbering, or charging the same shall be void and of no effect; nor shall any such right, interest or benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the person entitled to such right, interest or benefit, except as specifically provided in this Plan.

9.6      No Employment Rights

         The establishment of the Plan shall not be construed as conferring any rights upon any person or Employee for employment or a continuation of employment, nor shall it be construed as limiting in any way the right of the Company to discharge any Employee or to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant under the Plan.

9.7      Payments in the Event of Incompetence

         If any person entitled to receive any benefits hereunder is, in the judgment of the Administrator, legally, physically, or mentally incapable of personally receiving and receipting for any distribution, the Administrator may direct that any distribution due such person, unless a claim has been made therefor by a duly appointed legal representative, be made to his or her Spouse, children or other dependents, or to a person with whom he or she resides, and any other distribution so made shall be a complete discharge of the liabilities of the Plan.

9.8      Discharge of Plan Obligations

         The determination of the Administrator as to the identity of the proper payee of any benefit payment from the Trust Fund and the amount properly payable shall be conclusive, and payments in accordance with such determination shall constitute a complete discharge of all obligations on account thereof.

9.9      Distributions No Later Than Age 70-1/2

         Notwithstanding the foregoing provisions of this Section 9, distribution of a Participant's entire interest in the Plan shall be made no later than the April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2 in accordance with applicable rules and regulations. If the Participant continues in employment after age 70-1/2, distributions of amounts credited to the Participant after the initial distribution shall be made in accordance with applicable rules and regulations. This Section 9.9 shall not be applicable to any Participant who attains age 70-1/2 before January 1, 1988 other than a Participant who is a 5-percent owner (as defined in Section 416(i) of the Code) at any time during the calendar year in which such Participant attains age 66-1/2 and any subsequent calendar year. A Participant who is not a 5% owner, attains age 70 1/2 during 1988 and continues to be employed by the Company on January 1, 1989, shall be required to begin receiving distributions by April 1, 1990.

9.10     Failure to Locate Payee

         If any amount is payable from the Trust Fund to any person and, after written notice from the Trustee mailed to such person's last known address as certified to the Trustee by the Administrator, and such person shall not have presented himself or herself to the Trustee within one year after the mailing of such notice, such amount shall be forfeited and shall be applied as provided in Section 5.6; provided however, that the forfeited amount shall be restored and paid to the proper payee upon any ultimate claim for benefits by such proper payee.

9.11     Direct Rollover

         Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of the above, the following definitions shall apply:

         (a) "Eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include any distribution that is one of a series of substantially equal periodic payments made (not less frequently than annually) for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

         (b) "Eligible retirement plan" is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

         (c) "Distributee" includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternative payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

         (d) "Direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.


                                   SECTION 10

                           Administration of the Plan

10.1     Plan Administration

         The Administrator and the Investment Committee shall be the Plan's "named fiduciaries" for the purposes of Section 402(a) of ERISA. Administration of the Plan shall be the responsibility of the Company except to the extent that:

         (a) authority to construe, administer and interpret the Plan is delegated to the Administrator in accordance with this Section 10;

         (b) authority to hold the Trust Fund of the Plan has been delegated to the Trustee and authority to direct the Trustee has been delegated to the Administrator in accordance with
                  Section 11;

         (c) authority to act for the Company has otherwise been reserved to the Board of Directors; and

         (d) authority to appoint an investment manager within the meaning of ERISA Section 3(38) is delegated to the Investment Committee in accordance with this Section 10.

10.2     Appointment of the Administrator

         The Company, acting through its Chief Executive Officer, shall appoint an "Administrator," which shall be an individual or group of individuals acting as an Administrative Committee (the "Committee") to perform the duties of the Company as "plan administrator." Any individual, including but not limited to Employees and Participants, may be appointed as a member of the Committee. Such appointed individual shall file a written consent to serve as a member of the Committee with the records of the Plan. Each member of the Committee shall serve until his or her resignation or dismissal by the Company. Vacancies shall be filled in the same manner as the original appointment. To resign, a member shall give written notice which shall be effective on the earlier of the appointment of his successor or the passing of 60 days after such notice is mailed or personally delivered to the Company. The members of the Committee shall serve as such without compensation and without bond or other security at the pleasure of the Company.

10.3     Responsibilities of Administrator

         Subject to Section 10.1, the Administrator shall be responsible for the administration, operation and interpretation of the Plan. The Administrator shall establish rules from time to time for the transaction of its business. It shall have the exclusive right to interpret the Plan and to decide any and all matters arising thereunder or in connection with the administration of the Plan, and it shall endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of any person or class of person. Such decisions, actions and records of the Administrator shall be conclusive and binding upon the Company and all persons having or claiming to have any right or interest in or under the Plan. The Administrator may retain counsel, employ agents and obtain clerical, consulting and accounting services as the Administrator may require or deem advisable from time to time.

         The Administrator shall maintain accounts to the extent it deems necessary or appropriate showing the fiscal transactions of the Plan.

10.4     Appointment of the Investment Committee

         The Company, acting through its Chief Executive Officer, shall appoint members of a committee to be known as the Investment Committee. Any individual, including but not limited to Employees and Participants, may be appointed as a member of the Investment

         Committee. Such appointed individual shall file a written consent to serve as a member of the Investment Committee with the records of the Plan. Each member of the Investment Committee shall serve until his or her resignation or dismissal by the Company. Vacancies shall be filled in the same manner as the original appointment. To resign, a member shall give written notice which shall be effective on the earlier of the appointment of his successor or the passing of 60 days after such notice is mailed or personally delivered to the Company. The members of the Investment Committee shall serve as such without compensation and without bond or other security at the pleasure of the Company.

10.5     Responsibilities of Investment Committee

         The Investment Committee shall be responsible for all matters relating to the funding of the Plan and the overseeing of the investment of Plan assets. The Investment Committee may delegate authority and responsibility to one or more persons, including without limitation any investment manager within the meaning of ERISA Section 3(38), pursuant to Section 11.5. The Investment Committee may retain counsel, employ agents and obtain clerical, consulting and accounting services as the Investment Committee may require or deem advisable from time to time.

10.6     Claims Procedure

         In the event that any Participant or other payee claims to be entitled to a benefit under the Plan, and the Administrator determines that such claim should be denied in whole or in part, the Administrator shall, in writing, notify such claimant within 90 days of receipt of such claim that his or her claim has been denied, setting forth the specific reasons for such denial. Such notification shall be written in a manner reasonably expected to be understood by such Participant or other payee and shall set forth the pertinent sections of the Plan relied on and, where appropriate, an explanation of how the claimant can obtain review of such denial. Within 60 days after receipt of such notice, such claimant may request, by mailing or delivery of written notice to the Administrator, a review by the Administrator of the decision denying the claim. If the claimant fails to request such a review within such 60 day period, it shall be conclusively determined for all purposes of this Plan that the denial of such claim by the Administrator is correct. If such claimant requests a review within such 60 day period, the Participant or other payee shall have 30 days after filing a request for review to submit additional written material in support of the claim. The Administrator shall decide whether or not to grant the claim within 60 days after receipt of the request for review, but this period may be extended by the Administrator for up to an additional 60 days in special circumstances. After such review, the Administrator shall determine whether such denial of the claim was correct and shall notify such claimant in writing of its determination. Decisions of the Administrator are final and binding on all persons.

10.7     Engagement of Accountant

         The Company shall engage a "qualified public accountant" to prepare such audited financial statements of the operation of the Plan as shall be required by ERISA.

10.8     Limitation on Liability

         The Administrator and the Investment Committee shall not be liable for any act or omission on their part, excepting only their own willful misconduct or gross negligence or except as otherwise expressly provided by ERISA. To the extent permitted by applicable law, the Company shall indemnify and save harmless the Administrator and the Investment Committee against any and all claims, demands, suits or proceedings in connection with the Plan and Trust Fund that may be brought by Participants or their Beneficiaries, Employees of participating Companies, or by any other person, corporation, entity, government or agency thereof; provided, however that such indemnification shall not apply with respect to acts or omissions of willful misconduct or gross negligence. The Board of Directors, at the Company's expense, may settle such claim or demand asserted, or suit or proceedings brought, against of the Administrator or the Investment Committee when such settlement appears to be in the best interest of the Company.

10.9     Agent for Service of Process

         The Administrator or such other person as may from time to time be designated by the Administrator shall be the agent for service of process under the Plan.

10.10    Delivery of Elections to Administrator

         All elections, designations, requests, notices, instructions and other communications required or permitted under the Plan from the Company, a Participant, Beneficiary or other person to the Administrator or the Investment Committee shall be made in accordance with rules determined by the Administrator and the Investment Committee, respectively.


                                   SECTION 11

                          Management of the Trust Fund

11.1     Trust Agreement

         All assets of the Plan shall be held as a Trust Fund under a Trust Agreement with the Trustee for the exclusive benefit of Participants and their Beneficiaries under the Plan, and paying the expenses of the Plan not paid directly by the Company, and prior to the satisfaction of all liabilities with respect to such persons, no part of the corpus or income of the Trust Fund shall be used for or diverted to purposes other than for the exclusive benefit of such persons. No such person, nor any other person, shall have any interest in or right to any part of the earnings of the Trust Fund, or any rights in, to, or under the Trust Fund or any part of its assets, except to the extent expressly provided in the Plan.

11.2     Appointment of the Trustee

         The Trustee shall be appointed by the Investment Committee, with such powers in the Trustee as to investment, reinvestment, control and disbursement of the Trust Fund as shall be in accordance with the Plan and Trust Agreement. The Investment Committee may remove the Trustee at any time and upon such removal or upon the resignation of the Trustee, the Investment Committee shall designate a successor Trustee. Removal or resignation of the Trustee must be in writing and requires at least 60 days notice.

11.3     Form of Disbursements

         The Administrator shall determine the manner in which the Trust Fund shall be disbursed in accordance with the Plan and the provisions of the Trust Agreement, including the form of voucher or warrant to be used in authorizing disbursements and the qualifications of persons authorized to approve and sign the same and any other matters incident to the disbursement of the Trust Fund.

11.4     Expenses of the Plan

         The expenses of the administration of the Plan shall be deemed to be expenses of the Trust Fund.

11.5     Authority and Responsibility of Investment Manager

         The Company, acting through its Investment Committee, may appoint one or more Investment Managers with full authority and responsibility with respect to the investment and management of all or a portion of the trust assets. In such case, the Trustee shall not be liable nor responsible in any way for any losses or other unfavorable results arising from the Trustee's compliance with investment or management directions received by the Trustee from the Investment Manager except as otherwise provided under ERISA.

         All directions concerning investments made by the Investment Manager shall be signed by such person or persons, acting on behalf of the Investment Manager, as may be duly authorized in writing; provided, however, that the transmission to the Trustee of such directions by photostatic teletransmission with duplicate or facsimile signature or signatures shall be considered a delivery in writing of the aforesaid directions until the Trustee is notified in writing by the Investment Manager that the use of such devices with duplicate or facsimile signatures is no longer authorized. The Trustee shall be entitled to rely upon directions which it receives by such means if so authorized by the Investment Manager and shall in no way be responsible for the consequences of any unauthorized use of such device which use was not, in fact, known by the Trustee at the time to be unauthorized.

         The Trustee shall be under no duty to question any directions of the Investment Manager nor to review any securities or other property of the Trust constituting assets thereof with respect to which an Investment Manager has investment responsibility, nor to make any suggestions to such Investment Manager in connection therewith. The Trustee shall, as promptly as possible, comply with any written directions given by the Investment Manager hereunder and, where such directions are given by photostatic teletransmission with facsimile signature or signatures, the Trustee shall be entitled to presume that any directions so given are fully authorized.

         The Trustee shall not be liable, in any manner nor for any reason, for the making or retention of any investment pursuant to such directions of the Investment Manager, nor shall the Trustee be liable for the Trustee's failure to invest any or all of the Trust Fund in the absence of such directions. In any event the Investment Manager referred to above shall not direct the purchase, sale or disposition of any assets of the Trust Fund if such directions are not in compliance with the applicable provisions of ERISA and any regulations or rulings issued thereunder.

         If the Investment Manager is authorized to direct the investment and management of the trust assets, the Trustee shall have no obligation to determine the existence of any conversion, redemption, exchange, subscription or other right relating to any of said securities purchased of which notice was given prior to the purchase of such securities, and shall have no obligation to exercise any such right.

         The term "Investment Manager" as used herein shall be construed as meaning a fiduciary as defined in Section 3(38) of ERISA, which fiduciary has fully complied with the provisions of said Section 3(38) of ERISA and has provided the Administrator and the Trustee with written acknowledgment that the fiduciary has done so and is a fiduciary with respect to the Plan.


                                   SECTION 12

                       Adoption and Amendment of the Plan

12.1     Plan Amendments

         This Plan may be wholly or partially amended or otherwise modified at any time by the Company, provided, however, that:

         (a) No amendment or modification can be made, which would permit any part of the corpus or income of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of such Participants and their Beneficiaries under the Plan and for the payment of the expenses of the Plan.

         (b) No amendment or modification shall have any retroactive effect so as to deprive any person of any benefit already accrued, including the elimination or reduction of an early retirement benefit, or a retirement-type subsidy or the elimination of an optional form of payment except as may be permitted in regulations under Code Section 411(d)(6). However, any amendment may be made retroactive that is necessary to bring the Plan into conformity with governmental regulations in order to qualify the Plan for tax purposes and meet the requirements of ERISA.

         (c) No amendment or modification may be made which shall increase the duties or liabilities of the Trustee, the Administrator or of the Company without the written consent of the party so affected.

         (d) In the event the vesting schedule set forth in Section 5 is amended, such amendment may not reduce the vesting percentage of any Participant in his then account balance. In addition, any Participant who has completed 3 Years of Service at the time of such amendment may elect to continue under the vesting schedule in effect prior to such amendment.


                                   SECTION 13

                           Discontinuance of the Plan

13.1     Termination of Plan

         The Plan may be terminated at any time by the Company by written notice to the Administrator, the Investment Committee and the Trustee at the time acting hereunder, but only upon condition that such action is taken as shall render it impossible for any part of the corpus or income of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries under the Plan and for the payment of the administrative costs of the Plan not otherwise paid by the Company. In the event of any termination, or partial termination of the Plan, or complete discontinuance of contributions thereunder, all affected Participants' Accounts shall become fully vested and nonforfeitable. For purposes of the preceding sentence, portions of Accounts that have been forfeited on account of a deemed distribution pursuant to Section 5.4(b) shall not become vested.

13.2     Revaluation on Termination

         If the Plan is terminated pursuant to Section 13.1 and the Board of Directors determines that the Trust Fund shall be terminated, of which determination written notice shall be given to the Administrator and to the Trustee at the time acting hereunder, the Trust Fund shall be revalued as if the termination date were the Valuation Date, and the current value of all Accounts shall be distributed in accordance with
         Section 9.

         However, in no event may the Plan be terminated and amounts in Pre-Tax Contributions Account or Qualified Non-Elective Contributions Account be distributed while the Company or Affiliated Company maintains another defined contribution plan other than an ESOP or SEP.

         However, distribution may be made in a lump sum to Participants in the event of a sale or other disposition of substantially all of the assets used in a trade or business but only with respect to Participants who continue employment with the acquiring entity and provided such entity does not maintain this Plan. Distribution may also be made in a lump sum in the event of a sale or other disposition of a subsidiary to an unrelated entity but only with respect to employees who continue employment with the subsidiary and provided the acquiring entity does not maintain the Plan after disposition. In both instances, such distributions are contingent on the Plan continuing to be maintained by the Company.

13.3     Continuance of Trust

         If the Plan is amended by the Company to cease benefit accruals but the Company determines that the Trust Fund shall be continued pursuant to its terms and the provisions of this Section, no further contributions shall be made by the Company, but the Trust Fund shall be administered as though the Plan otherwise were in full force and effect. If the Trust Fund subsequently is terminated, the provisions of Section 13.2 hereof shall then apply.

13.4     Discontinuance of Company Matching Contributions

         In addition to the right to amend or terminate the Plan the Company may at any time, by resolution of its Board of Directors, permanently and completely discontinue Company Matching Contributions to the Plan.

13.5     Limitation on Merger - Transfer of Assets

         No merger or consolidation with, or transfer of assets or liabilities to, any other pension or retirement plan shall be made unless the benefit each Participant in this Plan would receive if the Plan were terminated immediately after such merger or consolidation, or transfer of assets and liabilities, would be at least as great as the benefit he would have received had the Plan terminated immediately before such merger, consolidation or transfer.

                                   SECTION 14

                                     Loans

14.1     Administrator Discretion

         Subject to such uniform and non-discriminatory rules as the Administrator establishes in accordance with the Loan Policy as attached hereto, the Administrator may direct the Trustee to lend money from the Trust Fund to any Participant under the following circumstances: (1) loans shall be made available to all Participants on a reasonably equivalent basis; (2) loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants; (3) loans shall bear a reasonable rate of interest; (4) loans shall be adequately secured; and (5) shall provide for repayment over a reasonable period of time. Such loans shall also be subject to the additional terms and conditions which follow.

14.2     Terms of Loan

         In addition to the provisions of the Loan Policy as attached hereto, loans made pursuant to this Section 14 shall be granted subject to the following rules and restrictions:

         (a) Interest on such loans shall be determined and redetermined from time to time pursuant to such uniform and non-discriminatory rules as the Administrator shall prescribe pursuant to the attached Loan Policy.

         (b) The note executed with respect to the loan shall be secured by a security interest granted by the Participant of no more than one-half of a Participant's vested account balance.

         (c) The note executed with respect to the loan shall mature not later than 5 years from the date of execution or upon earlier termination of employment by reason of retirement, death, disability or otherwise, except that loans used to purchase the principal residence of a Participant may have a longer repayment period of up to fifteen (15) years. During the Participant's employment, the loan shall be repaid pursuant to a level repayment schedule by means of payroll deduction. Payments will commence approximately one full pay period after the check for the loan proceeds has been provided to the Participant.

                  If a Participant's pay period frequency changes, it will be necessary to reamortize the loan based upon the Participant's new pay period frequency. The original interest rate and loan term will continue to remain in effect; however, the Participant must execute a new promissory note. If a

                  Participant does not agree to reamortize his or her loan, the loan will become due and payable at such time.

         (d) The amount of the loan from this Plan, when added to the outstanding balance of all other loans from all qualified plans of any Affiliated Company, shall under no circumstances exceed the lesser of:

                  (i) $50,000, reduced by the excess of the highest outstanding balance of loans from such plans during the 1-year period ending on the day before the date the loan is made over the outstanding balance of loans on the date the loan is made, or

                  (ii) one-half of the present value of such Participant's nonforfeitable accrued benefit under all such qualified plans of any Affiliated Company.

         (e) The Participant's Account shall be reduced by the amount of the loan, and such Account shall be increased to reflect loan payments for purposes of revaluing such Account balance pursuant to Section 6.

         (f) Any amounts loaned pursuant to this Section 14 shall be taken from the following Accounts in the following order:

                  (i)      Vested Company Matching Contributions Account;

                  (ii)     Pre-Tax Contributions Account;

                  (iii)    Transfer Account;

                  (iv)     Rollover Account;

                  (v)      Voluntary Contributions Account; and

                  (vi)     Qualified Non-Elective Contributions Account.

         (g) Payments of principal and interest shall be invested in accordance with the Participant's investment election pursuant to Section 4, as such election is in effect at the time of each such payment.

         (h) The loan will be treated as in default if any of the following occurs:

                  (i) Any scheduled payment remains unpaid for more than 90 days;

                  (ii) The making or furnishing of any representation or statement to the Plan by or on behalf of the Participant which proves to be false in any material respect when made or furnished;

                  (iii) Loss, destruction, sale or encumbrance to or of any of the collateral, or the making of any levy seizure or attachment thereof or thereon;

                  (iv) Death, dissolution, insolvency, business failure, appointment of receiver of any part of the property of assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws of, by or against the Participant; and

                  (v)      Termination of employment for any reason.

                  The Participant will have the opportunity to repay the loan. The Participant may resume current status of the loan by paying any missed payment plus interest or, if distribution is available under the Plan, request distribution of the note.
                  If the loan remains in default, the Trustee has the option of foreclosing on any other security it holds or, to the extent a distribution to the Participant is permissible under the Plan, offsetting the Participant's vested account balance by the outstanding balance of the loan. The Trustee will treat the note as repaid to the extent of any permissible offset. Pending final disposition of the note, the Participant remains obligated for any unpaid principal and accrued interest.

         (i) Loan Policy. Any loans granted or renewed shall be made pursuant to a Participant loan policy. Such loan policy shall be established in writing and must include, but need not be limited to, the following:

                  (i) the identity of the person or positions authorized to administer the Participant loan policy;

                  (ii)     a procedure for applying for loans;

                  (iii)    the basis on which loans will be approved or denied;

                  (iv) limitations, if any, on the types and amounts of loans offered;

                  (v) the procedure under the program for determining a reasonable rate of interest;

                  (vi) the types of collateral which may secure a Participant loan; and

                  (vii) the events constituting default and the steps that will be taken to preserve Plan assets.

                  Such Participant loan policy shall be contained in a separate written document which, when properly executed, is hereby incorporated by reference and made a part of the Plan. Furthermore, such Participant loan policy may be modified or amended by the Company in writing from time to time without the necessity of amending this Section.

                                   SECTION 15

                            Construction of the Plan

15.1     Construction of the Plan

         The validity of the Plan or of any of the provisions thereof shall be determined under and shall be construed according to the laws of the State of Connecticut.

15.2     Headings

         Headings or titles to sections or paragraphs in this document are for convenience of reference only and are not part of the Plan for any other purposes.


                                   SECTION 16

                              Top-Heavy Provisions

16.1     Special Top-Heavy Definitions

         For purposes of this Section 16, the following terms shall have the following meanings:

         (a) "Determination Date" means, with respect to any Plan Year, the last Valuation Date of the preceding Plan Year.

         (b) "Key Employee" means a Participant or former Participant who is a "key employee" as defined in Section 416(i) of the Code.

         (c) "Permissive Aggregation Group" means, with respect to a given Plan Year, this Plan and all other plans of the Company and any Affiliated Company (other than those included in the Required Aggregation Group) which, when aggregated with the plans in the Required Aggregation Group, continue to meet the requirement of Sections 401(a)(4) and 410 of the Code.

         (d) "Present Value of Accounts" means, as of a given Determination Date, the sum of the Participants' Accounts under the Plan as of such Valuation Date. The determination of the Present Value of Accounts shall take into consideration distributions made to or on behalf of the Participant in the Plan Year ending on the Determination Date and the four preceding Plan Years, but shall not take into consideration the Accounts of any Participant who has not performed service for the Company during the five year period ending on the Determination Date.

         (e) "Required Aggregation Group" means with respect to a given Plan Year, (i) this Plan, (ii) each other plan of the Company and any Affiliated Company (including terminated plans) in which a Key Employee is a participant, and (iii) each other plan of the Company and Affiliated Company which enables a plan described in (i) or (ii) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

         (f)      "Top-Heavy" means, with respect to the Plan for a Plan Year:

                  (i) that the Present Value of Accounts of Key Employees exceeds 60% of the Present Value of Accounts of all Participants, or

                  (ii) the Plan is part of a Required Aggregation Group and such Required Aggregation Group is a Top-Heavy Group, unless the Plan or such Top-Heavy Group is itself part of a Permissive Aggregation Group which is not a Top-Heavy Group.

         (g) "Top-Heavy Group" means, with respect to a given Plan Year, a group of Plans of the Company which, in the aggregate, meet the requirements of the definition contained in Section 416(g)(2)(B) of the Code.

16.2     Special Top-Heavy Provisions

         Notwithstanding any other provision of the Plan to the contrary, the following provisions of this Section 16.2 shall automatically become operative and shall supersede any conflicting provisions of the Plan if, in any Plan Year, the Plan is Top-Heavy.

         (a) The minimum Company contribution during the Plan Year on behalf of a Participant who is not a Key Employee shall be equal to the lesser of (i) 3% of such Participant's Compensation (within the meaning of Section 416 of the Code); or (ii) the percentage of Compensation as defined in Section
                  1.11 at which Company Contributions are made (or required to be made) under the Plan on behalf of the Key Employee for whom such percentage is the greatest. Such contribution shall be made for each Participant who has not separated from service at the end of the Plan Year regardless of whether such non-key employee performed 1,000 Hours of Service, or earned a specified level of compensation, or elected not to make Pre-Tax Contributions during the Plan Year. If a Participant who is not a Key Employee also participates in a defined benefit plan sponsored by the Company, the Top-Heavy defined benefit minimum benefit will be provided to such Participant offset by the benefit attributable to contributions under this Plan.

         (b) For any Plan Year in which the Plan is Top-Heavy, Compensation shall in no event exceed the limitation in effect for such year in accordance with Section 401(a)(17) of the Code.

         (c) For any Plan Year in which the Plan is Top-Heavy, a Participant who is credited with Service in such year shall be 100% vested in his Company Matching Contributions Account upon the completion of three Years of Vesting Service.

         (d) In order to comply with the requirements of Section 416(h) of the Code, in the case of a Participant who is or has also participated in a defined benefit plan of the Company (or the Affiliated Company that is required to be aggregated with the Company in accordance with Section 415(h) of the Code) in any Plan Year in which the Plan is Top-Heavy, there shall be imposed under such defined benefit plan the following limitation in addition to any limitation which may be imposed as described in Section 3.6. In any such year, for purposes of satisfying the aggregate limit on contributions and benefits imposed by Section 415(e) of the Code, benefits payable from the defined benefit plan shall, except as hereinafter described, be reduced so as to comply with a limit determined in accordance with Section 415(e) of the Code, but with the number "1.0" substituted for the number "1.25" in the "defined benefit plan fraction" (as defined in Section 415(e)(2) of the Code) and in the "defined contribution plan fraction" (as defined in Section 415(e)(3) of the Code). Notwithstanding the foregoing, if the application of the additional limitation set forth in this paragraph (d) would result in the reduction of accrued benefits of any Participant under the defined benefit plan, such additional limitation shall not become operative, so long as (i) no additional employer contributions, forfeitures or voluntary nondeductible contributions are allocated to such Participant's accounts under any defined contribution plan maintained by the Company including this Plan and (ii) no additional benefits accrue to such Participant under any defined benefit plan maintained by the Company.

                  Accordingly, in any Plan Year that the Plan is Top-Heavy, no additional benefits shall accrue under the defined benefit plan on behalf of any Participant whose overall benefits under the defined benefit plan otherwise would be reduced in accordance with the limitation described in this paragraph
                  (d).

         (e) In the event that Congress should provide by statute, or the Treasury Department should provide by regulation or ruling, that the limitations provided in this Section 16 are no longer necessary for the Plan to meet the requirements of Section 401 or other applicable law then in effect, such limitations shall become void and shall no longer apply, without the necessity of further amendment to the Plan.

         IN WITNESS WHEREOF, the Company has executed this Plan, as of the 16th day of May, 1996.


                                                    THE DEXTER CORPORATION



ATTEST: /s/ Bruce H. Beatt                        By:  /s/ K. Grahame Walker
       -------------------------                       ------------------------
                                                       Title: Chairman and Chief
                                                              Executive Officer

                                                                      Appendix A
                                                                          1 of 3


PARTICIPANTS OF THE DISTRIBUTOR PROGRAMS SEGMENT OF THE DIVISION FORMERLY KNOWN AS THE DEXTER AUTOMOTIVE MATERIALS DIVISION

SOC. SEC #      NAME
----------      ----
###-##-####     ALLEN, WINIFRED L.
###-##-####     ANDERSON, LISA M.
###-##-####     ASCANIO, PATRICIA K.
###-##-####     BAKUTIS, MATTHEW J.
###-##-####     BARTSCH, TERRI L.
###-##-####     BERARD, ROBERT M.
###-##-####     BIERMAN, JAMES A.
###-##-####     BURKE, KEVIN F.
###-##-####     CALL, CHARLES F.
###-##-####     CAMPBELL, TAMARA L.
###-##-####     CAREY, CHARLES W.
###-##-####     CAWLEY, PATRICK F.
###-##-####     CHODOR, MARY E.
###-##-####     CRONIN, JOHN
###-##-####     DEAN, WILLIAM LYMAN
###-##-####     DEBOISBRIAND, TIMOTHY
###-##-####     DECOSTA, KENNETH
###-##-####     DEGRECHIE, JEFFREY J.
###-##-####     DEMARS, JIMMY A.
###-##-####     DOUCETTE, FRANCES M.
###-##-####     DOWEIDT, LARRY
###-##-####     DRONSFIELD, ROBERT G.
###-##-####     DURGIN, DONALD FREDRICK
###-##-####     ELCEWICZ, MARJORIE L.
###-##-####     ELLIS, ROBERT L.
###-##-####     ERICKSON II, DAVID J.
###-##-####     FENSTERMAKER, CHARLES A.
###-##-####     FENSTERMAKER, PAMELA JEAN
###-##-####     FERRIS, PETER V.
###-##-####     FOLLANSBEE, CATHY L.
###-##-####     FOLLANSBEE, DAVID B.
###-##-####     FORKER, JOEL
###-##-####     FROST, DOUGLAS E.
###-##-####     FURBUSH, LINDA M.
###-##-####     GADE, HENRIK B.
###-##-####     GIRARD, JO E.
###-##-####     GOODWIN, ALAN ALBERT
###-##-####     HALL, KAREN L.
###-##-####     HARRIS, JOHN K.
###-##-####     HERRINGTON, ROLAND L.
###-##-####     HERZOG, DANIEL J.

SOC SEC #                       NAME
---------                       ----
###-##-####                     HILLMAN, STEPHEN J.
###-##-####                     HOUBEN, LARRY E.
###-##-####                     HOUBEN, LORI A.
###-##-####                     HOUSTON, ROGER E.
###-##-####                     KARAKANTAS, GEORGE
###-##-####                     KNOWLES, AMY E.
###-##-####                     LACOUNT, CHERYL M.
###-##-####                     LOTTER, LISA A.
###-##-####                     LOWERLL, BARBARA A.
###-##-####                     MARTIN, DAVID L.
###-##-####                     MCALLEN, TIMOTHY J.
###-##-####                     MCLENNAN, DONALD R.
###-##-####                     MENARD, BRENT PHILLIP
###-##-####                     MENSCH, DAVID M.
###-##-####                     MILLER, EARL E.
###-##-####                     MOORE, JON S.
###-##-####                     MOORE, MARK E.
###-##-####                     MORGANBELLI, PAUL L.
###-##-####                     NOBLE, DEREK
###-##-####                     NOVELL, HERBERT G.
###-##-####                     ORSULA, LYNDA J.
###-##-####                     PALAZZO, DORENE L.
###-##-####                     PAYNE, JEFFREY S.
###-##-####                     PAYNE, PAUL A.
###-##-####                     PEPIN,NORMAND T.
###-##-####                     PETERSON, DAVID A.
###-##-####                     PHIPPS, JOHN W.
###-##-####                     PICKERING, ALAN
###-##-####                     PICKERING, JACKIE
###-##-####                     POWERS, CHARLES RUSS
###-##-####                     PRITCHARD, ALICIA A.
###-##-####                     PUDA, HARRY R.
###-##-####                     RICHARDSON, MARILYN A.
###-##-####                     RIGBY, MICHAEL
###-##-####                     ROGERS, MONICA M.
###-##-####                     ROULO, GAIL A.
###-##-####                     RUSSELL, DAVID B.
###-##-####                     SAMUELSON, STEPHEN R.
###-##-####                     SCHINTZIUS, BRADLEY
###-##-####                     SHAW, STEVEN R.
###-##-####                     SOUTHER, FRANK R.

SOC SEC #     NAME
===========   =====================
###-##-####   TAYLOR, KIMBERLY F.
###-##-####   TAYLOR, MARANDA F.
###-##-####   WADE, JOSEPH G.
###-##-####   WARCEWICZ, LORI J.
###-##-####   WELSH, L. RENEE
###-##-####   WHEELER, ELSIE M.
###-##-####   WHITE, ANNE M.
###-##-####   WIDELL, WILLIAM D.
###-##-####   WOODBURY, DELORES L.
###-##-####   WOODBURY, RANDALL G.


TOTAL    92

                         THE DEXTER 401(K) SAVINGS PLAN

                            PARTICIPANT LOAN POLICY

         The Plan permits loans to be made to Participants. However, before any loan is made, the Plan requires that a written loan policy be established which sets forth the rules and guidelines for making Participant loans. This document shall serve as the required written loan policy. In addition, the Administrator may use this document to serve as, or supplement, any required notice of the loan policy to Participants. All references to Participants in this loan policy shall include (i) Participants and (ii) Beneficiaries and Former Participants who are "parties in interest" as defined by the Employee Retirement Income Security Act of 1974 ("ERISA") Section 3(14).

         1. The Administrator of the Plan is authorized to administer the Participant loan policy. All applications for loans shall be made by a Participant in accordance with rules determined by the Administrator.

         2. All loan applications shall be considered by the Administrator within a reasonable time after the Participant makes formal application. The Participant shall also be required to provide such supporting information deemed necessary by the Administrator. This may include a financial statement, tax returns and such other financial information as the Administrator may consider necessary and appropriate to determine whether a loan should be granted. Furthermore, the Participant may be requested to authorize the Administrator to obtain a credit report on the Participant.

         3. The Administrator shall determine whether a Participant qualifies for a loan, applying such criteria as a commercial lender of funds would apply in like circumstances with respect to the Participant. Such criteria shall include, but need not be limited to, the creditworthiness of the Participant and his or her general ability to repay the loan, the period of time such Participant has been employed by the Employer, whether adequate security has been provided for the loan, and whether the Participant agrees, as a condition for receiving the loan, to make repayments through direct, after-tax payroll deduction.

         4. With regard to any loan made pursuant to this policy, the following rules and limitations shall apply, in addition to such other requirements set forth in the Plan:

                  (i) All loans made pursuant to this policy shall be considered a directed investment from the account(s) of the Participant maintained under the Plan. As such, all payments of principal and interest made by the Participant shall be credited only to the account(s) of such Participant.

                  (ii) A Participant may have no more than one (1) loan outstanding from the Plan at any time.

                  (iii) Prepayment of all or a portion of the principal amount of the loan may be made at any time.

                  (iv) An origination fee will be deducted from the face amount of any loan granted to a Participant.

         5. Any loan granted or renewed under this policy shall bear a reasonable rate of interest. In determining such rate of interest, the Plan shall require a rate of return commensurate with the prevailing interest rate charged on similar commercial loans under like circumstances by persons in the business of lending money. Such prevailing interest rate standard shall permit the Administrator to consider factors pertaining to the opportunity for gain and risk of loss that a professional lender would consider on a similar arms'-length transaction, such as the creditworthiness of the Participant and the security given for the loan. Therefore, in establishing the rate of interest, the Administrator shall conduct a reasonable and prudent inquiry with professional lenders in the same geographic locale where the Participant and Employer reside to determine such prevailing interest rate for loans under like circumstances. The current interest rate is equal to the prime rate published in the Wall Street Journal on the last business day of the month preceding the month in which the loan is requested, plus one percent (1%).

         6. The Plan shall require that adequate security be provided by the Participant before a loan is granted. For this purpose, the Plan shall consider a Participant's interest under the Plan to be adequate security. However, in no event shall more than 50% of a Participant's vested interest in the Plan (determined immediately after origination of the loan) be used as security for the loan. Generally, it shall be the policy of the Plan not to make loans which require security other than the Participant's vested interest in the Plan. However, if additional security is necessary to adequately secure the loan, then the Administrator shall require that such security be provided before the loan will be granted. For this purpose, the Participant's principal residence may serve as additional security.

         7. Generally, a default shall occur upon the failure of a Participant to timely remit payments under the loan within ninety (90) days of when due. In such event, the Trustee shall take such reasonable actions which a prudent fiduciary in like circumstances would take to protect and preserve Plan assets, including foreclosing on any collateral and commencing such other legal action for collection which the Trustee deems necessary and advisable. However, the Trustee shall not be required to commence such actions immediately upon a default. Instead, the Trustee may grant the Participant reasonable rights to cure any default, provided such actions would constitute a prudent and reasonable course of conduct for a professional lender in like circumstances. In addition, if no risk of loss of principal or income would result to the Plan, the Trustee may choose, in its discretion, to defer enforcement proceedings. If the qualified status of the Plan is not jeopardized, the Trustee and the Administrator may treat a loan that has been defaulted upon, and such default not cured within a reasonable period of time, as a deemed distribution from the Plan.

         8. Upon satisfaction of the criteria established for granting a loan, the Administrator shall inform the Trustee that the Participant has qualified to receive a loan under the Plan's policy. The Trustee shall review the determination made by the Administrator (including the prevailing interest rate which has been set for the loan) and, if it determines that such loan would be a prudent investment for the Plan, applying such fiduciary standards required by ERISA, the Trustee may grant the loan request. In making such determination, the Trustee may consider the liquidity of the Plan assets available for loans. The Trustee shall then require that the Participant execute all documents necessary to establish the loan, including a promissory note and such other documents which will provide the Plan with adequate security.

         9. This loan policy may be amended from time to time.

         Adopted this         day of               , 19  .
                     --------        --------------    --

THE DEXTER CORPORATION

By:
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   Title: